EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the use, in the registration statement on Form SB-2/A of PracticeXpert, Inc. and Subsidiaries, of our report dated April 10, 2006 on our audits of the consolidated financial statements of PracticeXpert, Inc. and Subsidiaries as of December 31, 2005, and the results of its operations and cash flows for the two years ended December 31, 2005 and 2004, and the reference to us under the caption "Experts".


/S/ Kabani & Company, Inc.
-------------------------
Kabani & Company, Inc.
Los Angeles, California

June 14, 2006